EXHIBIT 7.1

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the Amendment No. 20 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:    June 26, 2001

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By:  /s/ Walt Anderson
                                      -----------------------------------
                                        Walt Anderson, Attorney-in-Fact



                                   Foundation for the Independent Non-
                                   Governmental Development of Space,
                                   a Delaware corporation


                                   By: /s/ Walt Anderson
                                      -----------------------------------
                                        Walt Anderson, President




                                   Walt Anderson, Individually


                                    /s/ Walt Anderson
                                    -----------------------------------
                                    Walt Anderson